Filed pursuant to Rule 424(b)(3)
Registration No. 333-261855

PROSPECTUS

996,644 Shares

Guild Holdings Company

Class A Common Stock

This prospectus relates to the resale of 996,644 shares of our Class A common stock by certain of our stockholders, whom we refer to in this prospectus as the selling stockholders. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of the shares by the selling stockholders.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the selling stockholders will be paid by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “GHLD”. On January 21, 2022 the last reported sale price of our Class A common stock was $12.55 per share.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2022

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our Class A common stock.

Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, our Class A common stock only under circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Class A common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and other documents incorporated by reference into this prospectus, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Guild,” the “company,” “we,” “us” and “our” refer to Guild Holdings Company, together with our subsidiary, Guild Mortgage Company LLC.

Company Overview

We are a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on our mission of delivering the promise of home ownership in neighborhoods and communities across the United States. Our business model is centered on providing a personalized mortgage-borrowing experience that is delivered by our knowledgeable loan officers and supported by our diverse product offerings. Throughout these individualized interactions, we work to earn our clients’ trust and confidence as a financial partner that can help them find their way through life’s changes and build for the future.

Guild was established in 1960, and we are among the longest-operating seller-servicers in the United States. Over the course of our operating history, we have navigated numerous economic cycles and market dislocations. We have developed end-to-end technology systems, a reputable brand, industry expertise and many durable relationships with our clients and members of our referral network.

Our business model benefits from the complementary relationship between our origination and servicing segments which, together, have propelled our performance through interest rate and market cycles.

Our Business Model

Our origination strategy focuses on increasing purchase-mortgage business and providing a superior personalized mortgage-borrowing experience that encourages our clients to return to us. This strategy allows us to generate consistent origination volume (calculated as the total dollar volume of loans originated) through differing market environments, contributes to our servicing segment and facilitates business from repeat clients.

Our in-house servicing platform creates opportunities to extend our relationship with clients and generate refinance and purchase volume that replenishes run-off from our servicing portfolio. In coordination with our portfolio recapture team, our loan officers handle recapture activity for their existing client base directly, rather than outsourcing that function through a call center. This approach creates a continuous client relationship that we believe encourages repeat business. In addition, our scalable servicing platform provides a recurring stream of revenue that is complementary to our origination business.

Summary of Risk Factors

You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are incorporated by reference into this prospectus. These risks could materially and adversely affect our business, financial condition, operating results, cash flow and prospects, which could cause the trading price of our Class A common stock to decline and could result in a partial or total loss of your investment. These risks include, among others, that:

•

The Residential Mortgage Services Holdings, Inc. (“RMS”) acquisition may cause our financial results to differ from expectations; we may not be able to achieve anticipated benefits from the acquisition.

•	COVID-19 has had, and will likely continue to have, an adverse effect on our business.

•	A disruption in the secondary home loan market or our ability to sell the loans we originate could have a detrimental effect on our business.

•	Macroeconomic and U.S. residential real estate market conditions could materially and adversely affect our revenue and results of operations.

•	We highly depend on certain U.S. government-sponsored entities and government agencies, and any changes in these entities or their current roles could materially and adversely affect us.

•	Changes in prevailing interest rates or U.S. monetary policies may have a detrimental effect on our business.

•	Our servicing rights are subject to termination with or without cause.

•	Our existing and any future indebtedness could adversely affect our liquidity and our ability to operate our business.

•	A significant disruption in the technology that supports our origination and servicing platform could harm us.

•	Pressure from existing and new competitors may adversely affect us.

•	Our failure to maintain or grow our historical referral relationships with our referral partners may materially and adversely affect us.

•	Servicing advances can be subject to delays in recovery or may not be recoverable at all.

•	From time to time our estimates of the fair value of certain assets prove to be inaccurate and we are required to write them down.

•	Our business may be materially and adversely affected by a cybersecurity breach or other vulnerability involving our computer systems or those of certain of our third-party service providers.

•	Operating and growing our business may require additional capital that may not be available.

•

We are subject to certain operational risks, including, employee or customer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors.

•	We are periodically required to repurchase mortgage loans, or indemnify purchasers of our mortgage loans, including if these loans fail to meet certain criteria or characteristics.

•	We may fail to comply with the complex legal and regulatory framework (including state licensing requirements) governing our mortgage loan origination and servicing activities.

•	We are controlled by McCarthy Capital Mortgage Investors, LLC (“MCMI”), and MCMI’s interests may conflict with our interests and the interests of our other stockholders.

•	We are a “controlled company” and rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

•	Our directors and executive officers have significant control over our business.

•	We are a holding company and depend upon distributions from Guild Mortgage Company LLC “(GMC”) to meet our obligations; and

•	We have a dual class common stock structure.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business, financial condition, results of operations and cash flows.

Corporate Information

We were incorporated in the State of Delaware on August 11, 2020, in connection with our initial public offering GMC was incorporated in the State of California on August 10, 1960 and was converted into a limited liability company in October 2020. Our principal executive office is located at 5887 Copley Drive, San Diego, California 92111, and our telephone number at that address is (858) 560-6330. Our website address is www.guildmortgage.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock.

Acquisition of Residential Mortgage Services Holdings, Inc.

Merger Agreement

On July 1, 2021, we completed our acquisition of RMS, pursuant to a merger agreement (the “Merger Agreement”), dated as of May 10, 2021, by and among GMC, RMS, Project Regal Merger Sub, Inc., and RMS Shareholder Representative, LLC. RMS is an independent retail mortgage lender focused in the Northeast. This strategic acquisition expanded Guild’s presence in this region and added experienced loan officers to Guild’s sales force.

Total consideration for the acquisition was approximately $265.0 million. The acquisition was financed with a combination of $185.8 million in cash and the issuance of 996,644 shares of the Company’s Class A common stock to certain RMS shareholders (the “RMS Shareholders”). Additionally, the RMS Shareholders are entitled to contingent consideration based on net income from RMS branch locations for three years following June 1, 2021. These contingent consideration payments will be calculated and paid based on rolling 12-month periods commencing as of June 1, 2021 and ending on the first anniversary of such date, and thereafter on consecutive 12-month periods.

The shares of Class A common stock issued to the RMS Shareholders were not initially registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, on May 10, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the RMS Shareholders, pursuant to which we agreed to (i) file one or more registration statements, as permissible and necessary to register under the Securities Act, the resale of the shares of our Class A common stock that have been issued to the RMS Shareholders pursuant to the Merger Agreement, (ii) use our commercially reasonable best efforts to have all such registration statements declared effective within the timeframes set forth in the Registration Rights Agreement, and (iii) use our commercially reasonable efforts to cause such registration statement to remain effective during the timeframes set forth in the Registration Rights Agreement.

In the event that such registration statements are not filed or declared effective within the timeframes set forth in the Registration Rights Agreement or if after the date the registration statement is declared effective by the SEC, the registration statement ceases for any reason to remain effective or the applicable stockholders are otherwise not permitted to utilize the prospectus therein to resell the registrable shares covered thereby, we would be required to pay liquidated damages equal to twelve percent (12%) per annum of the registrable shares, payable monthly, until such time as such registration statement is filed or declared effective or is again available for use by the applicable stockholders, as applicable, or when the registrable shares covered by such registration statement cease to be registrable shares.

The registration statement to which this prospectus relates is in connection with the offer and resale of the shares of our Class A common stock which were received by the RMS Shareholders as consideration in the acquisition. When we refer to the selling stockholders in this prospectus, we are referring to the RMS Shareholders named in this prospectus as the selling stockholders and, as applicable, any pledgees, donees, permitted transferees, assignees or other successors-in-interest selling the shares of Class A common stock received after the date of this prospectus from the selling stockholders as pledge, gift or other non-sale related transfer.

The Offering

Class A common stock being offered by the selling stockholders	996,644 shares

Class A Common stock outstanding	20,723,912 shares (as of December 21, 2021)

Use of proceeds	The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholders.

New York Stock Exchange symbol	“GHLD”

Risk factors	Investing in our Class A common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 6 and the other information included in this prospectus and incorporated by reference herein for a discussion of factors to consider before deciding to invest in shares of our Class A common stock.

The number of shares of Class A common stock outstanding as of December 21, 2021 excludes:

•	1,585,947 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding as of December 21, 2021;

•	3,914,053 shares of Class A common stock reserved for future issuance under our 2020 Omnibus Incentive Plan as of December 21, 2021; and

•	40,333,019 shares of Class A common issuable upon conversion of the Class B common stock.

Unless otherwise indicated, all information contained in this prospectus assumes no settlement of the outstanding restricted stock units described above.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March  24, 2021, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as filed with the SEC on November 12, 2021, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which descriptions are incorporated into this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, those factors described under “Risk Factors” and “Prospectus Summary — Summary of Risk Factors” included elsewhere in this prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and in the information incorporated by reference. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to support our operations and finance the growth and development of our business and we do not anticipate paying any regular cash dividends in the foreseeable future. On May 6, 2021, our board of directors declared a special cash dividend of $1.00 per share for holders of record of our Class A and Class B common stock on May 21, 2021, which was paid on May 28, 2021. On November 4, 2021, our board of directors declared a special cash dividend of $1.00 per share for holders of record of our Class A and Class B common stock on November 22, 2021, which was paid on December 8, 2021. We have not otherwise declared or paid cash dividends on our capital stock. Any future determination to declare and pay cash dividends, if any, will be made at the discretion of our board of directors and will depend on a variety of factors, including applicable laws, our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, general business or financial market conditions, and other factors our board of directors may deem relevant. As a Delaware corporation, we are subject to certain restrictions on dividends under the Delaware General Corporation Law. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

We are a holding company and have no material assets other than our ownership of equity interests in GMC, which is our wholly owned subsidiary. Our ability to pay cash dividends will depend on our receipt of distributions from our current or future operating subsidiaries and such distributions may be restricted as a result of regulatory restrictions or contractual agreements, including agreements governing our indebtedness. See “Risk Factors — Risks Related to Our Organization and Structure — We are a holding company and depend upon distributions from GMC to meet our obligations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are incorporated herein by reference. In addition, any future debt financing arrangement will likely contain terms restricting or limiting the amount of dividends that may be declared or paid on our common stock.

Investors should not purchase our Class A common stock with the expectation of receiving cash dividends.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our Class A common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Class A common stock held by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares of our Class A common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell any or all of the shares of our Class A common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for sale to the public, the number of shares of Class A common stock beneficially owned by the selling stockholders prior to this offering, the total number of shares of Class A common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of Class A common stock that the selling stockholders will beneficially own after this offering, as well as the percentages of beneficial ownership of our Class A common stock and combined voting power of our outstanding common stock held by the selling stockholders prior to and after this offering.

As discussed in greater detail above under the section titled “Prospectus Summary — Acquisition of Residential Mortgage Services Holdings, Inc.” in May 2021, we entered into the Merger Agreement pursuant to which we sold and issued shares of our Class A common stock and also entered into the Registration Rights Agreement with the selling stockholders pursuant to which we agreed to file a registration statement with the SEC to cover the resale of the shares of our Class A common stock pursuant to the Merger Agreement by the selling stockholders. The selling stockholders are currently employees at Guild, following the acquisition of RMS. Except as noted above, each of the selling stockholders does not have, or within the past three years has not had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or was not affiliated with registered broker-dealers.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of all listed stockholders is c/o Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of our Class A common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares, as reflected in the column entitled “Beneficial Ownership After This Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time, the shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after December 21, 2021, the date on which they provided the information set forth in the table below.

	Shares of Class A Common Stock Owned Prior to this Offering		Shares of Class A Common Stock Being Offered	Beneficial Ownership After this Offering(1)(2)		Combined Voting Power(3)
Name	Number of Shares	%		Number of Shares	%	Before this Offering	After this Offering
James Seely	840,736	4.06%	840,736	—	*	*	*
Michael G. Ianno	107,515	*	107,515	—	*	*	*
James V. Prieto	48,393	*	48,393	—	*	*	*

*	Represents less than 1% of outstanding shares.
(1)

Assumes the sale of all shares of Class A common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of Class A common stock at this time.

(2)

The beneficial ownership of the Company’s common stock is based on 20,723,912 shares of Class A common stock and 40,333,019 shares of Class B common stock issued and outstanding. The voting powers, preferences and relative rights of Class A common stock and Class B common stock are identical in all respects, except that the holders of Class A common stock have one vote per share and the holders of Class B common stock have ten votes per share.

(3)	Percentage of voting power represents the combined voting power with respect to all shares of our Class A common stock and shares of our Class B common stock, voting together as a single class.

PLAN OF DISTRIBUTION

The Class A common stock offered by this prospectus is being offered by the selling stockholders. The Class A common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Class A common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for the Class A common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may transfer the shares of Class A common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the Class A common stock for whom the broker-dealers may act as agent. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not exceed customary brokerage commissions in compliance with Financial Industry Regulatory Authority Rule 5110.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities, in each case in accordance with the Registration Rights Agreement. Each of the selling stockholders, severally and not jointly, has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from certain written information furnished to us by such selling stockholder specifically for inclusion in the registration statement of which this prospectus constitutes a part or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities, in each case in accordance with the Registration Rights Agreement.

Neither we nor any selling stockholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the shares of our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, underwriters, or dealers and any compensation from the selling stockholders, and any other required information. We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public, other than commissions or discounts of underwriters, broker-dealers, or agents, and other than fees and disbursements of counsel for the selling stockholders.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus, it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement to which this prospectus relates to become effective and to remain continuously effective until the earlier of such time as all of the shares covered by this prospectus have been sold or disposed of (1) pursuant to and in accordance with such effective registration statement or (2) pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met.

This offering as it relates to each of the selling stockholders will terminate on the date that all shares offered by this prospectus have been sold by such selling stockholder.

LEGAL MATTERS

The validity of the shares of Class A common stock being offered by this prospectus has been passed upon for us by Cooley LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Guild Holdings Company as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Residential Mortgage Services Holdings, Inc. as of and for the years ended December 31, 2020 and December 31, 2019 have been incorporated by reference herein in reliance upon the report of RSM US LLP, an independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act.

The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available at the website of the SEC referred to above. We maintain a website at www.guildmortgage.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Class A common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus form a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus is a part and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on March  31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 12, 2021, August 13, 2021, and November 12, 2021, respectively;

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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May  10, 2021, May 11, 2021 (Item 1.01 only), May  11, 2021 (Item 8.01 only), May  14, 2021, July 2, 2021, August 9, 2021, and November 10, 2021 (Item 8.01 only) and Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on September 17, 2021.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for documents to Guild Holdings Company, 5887 Copley Drive, San Diego, California 92111; telephone: (858) 956-5130.

You also may access these filings on our website at www.guildmortgage.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

996,644 Shares

Class A Common Stock

PROSPECTUS

January 24, 2022